UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On March 17, 2011, GenMark Diagnostics, Inc. (the “Company”) filed a current report on Form 8-K (the “Initial Form 8-K”) announcing the appointment of Paul Ross as the Company’s Chief Financial Officer. This current report on Form 8-K/A amends and restates the Initial Form 8-K to clarify that Mr. Ross received 33,741 shares of restricted stock and to clarify the vesting terms of the shares of restricted stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2011, the Company entered into an employment offer letter with Paul Ross, pursuant to which Mr. Ross was appointed the Company’s Chief Financial Officer, effective April 4, 2011. A copy of the employment offer letter is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference herein. The press release announcing the appointment of Mr. Ross is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Pursuant to the terms of the offer letter, Mr. Ross will earn a base salary initially set at $240,000 per year subject to the Company’s standard payroll practices and procedures. In addition, Mr. Ross will be eligible to earn a performance-based bonus of up to 50% of his base salary under the Company’s annual incentive bonus program. In the event Mr. Ross’ employment is terminated by the Company for any reason other than cause, Mr. Ross will entitled to receive six months’ base salary plus bonus consideration, the terms of which will be further detailed in an employment agreement to be entered into between the Company and Mr. Ross.

In connection with his appointment, Mr. Ross will receive an initial grant of 52,500 options to purchase shares of the Company’s common stock and an initial grant of 33,741 shares of restricted common stock, in each case subject to approval by the Company’s board of directors. The options will vest over four years, with 25% of the options vesting on April 4, 2012, and 75% of the options vesting in equal monthly installments thereafter, subject to acceleration upon a change of control of the Company. The shares of restricted stock will vest over four years, with 25% of the shares vesting on April 4, 2012 and 25% of the shares vesting in equal quarterly installments thereafter, subject to acceleration upon a change of control of the Company.

Mr. Ross, 37, previously served as the chief financial officer of Teledata Technology Solutions, a global provider of information technology consulting services, from October 2009 to March 2011. From March 2007 to April 2009, Mr. Ross served as senior vice president—finance and chief financial officer of Meade Instruments Corp., a Nasdaq-listed multinational consumer optics company. Mr. Ross also previously served as the chief financial officer and treasurer of Power-One, Inc., a Nasdaq-listed manufacturer of power supply products for use in communication, semiconductor, testing, medical, industrial and other electronic instruments, from May 2005 to March 2007. From April 2001 to May 2005, Mr. Ross held various positions with Power-One including vice president finance and corporate controller, director of corporate finance, and manager of financial planning and reporting. From December 1998 to April 2001, Mr. Ross was the senior financial analyst of the external reporting group with BP/Atlantic Richfield Company (ARCO). From September 1996 to December 1998, Mr. Ross was an audit associate and then senior audit associate with PricewaterhouseCoopers LLP. Mr. Ross received his BA degree from UCLA and his MBA degree from USC.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Offer Letter, dated March 11, 2011

99.1	Press Release, dated March 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: April 7, 2011	/s/ Christopher Gleeson
Christopher Gleeson
Interim Chief Executive Officer
(principal executive officer)

Exhibit Index

Exhibit No.	Description
10.1	Employment Offer Letter, dated March 11, 2011.

99.1	Press Release, dated March 17, 2011